Exhibit 10.1

                              INTEL CORPORATION
                            1984 STOCK OPTION PLAN
               (Amended and Restated Effective July 16, 1997)

1.   PURPOSE

     The purpose of this amended and restated Intel Corporation 1984 Stock Option Plan (the "Plan") is to advance the interests of Intel
     Corporation, a Delaware corporation and its subsidiaries (hereinafter collectively "Intel" or the "Corporation"), by stimulating the efforts of key employees on behalf of Intel, heightening the desire of key employees to continue in employment with Intel, assisting Intel in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract and retain the best available personnel for service as directors of the Corporation. This Plan, among other matters, permits the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which are not incentive stock options pursuant to Code Section 422, and includes the individual grant limitations required by Section 162(m) of the Code for the option income of certain individuals to be tax deductible by the Corporation.

2.   DEFINITIONS

     (a)  "Board of Directors" means the Board of Directors of the Corporation.

     (b) "Committee" shall mean the Compensation Committee appointed by the Board of Directors from among its members to administer this Plan pursuant to Section 9.

     (c) "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Corporation as to an individual's Disablement shall be made in accordance with the standards and procedures of the Corporation's then-current Long-Term Disability Plan and shall be conclusive on all of the parties.

     (d) "Plan" means the Intel Corporation 1984 Stock Option Plan, as amended and restated herein.

     (e) "Retirement" shall have the meaning specified by the Committee in the terms of an option grant or, in the absence of any such term, shall mean retirement from active employment with Intel at or after age 60. The determination of the Committee as to an individual's Retirement shall be conclusive on all parties.

     (f) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with Intel Corporation where each of the corporations in the unbroken chain other than the last corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (g) "Immediate Family" means the spouse, children and grandchildren of the Participant (as defined in Section 3 hereof).

3.   PARTICIPANTS

     "Participants" in the Plan shall be those key Intel employees to whom options may be granted from time to time by the Committee. Participants shall also include non-employee directors of the Corporation to whom options are granted in accordance with Section 6. No option shall be granted to any person if immediately after the grant of such option such person would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.

4.   EFFECTIVE DATE AND TERMINATION OF PLAN

     This Plan was last approved by the stockholders on May 4, 1994, and became effective on May 4, 1994. The Plan was amended and restated by the Board of Directors in certain non-material respects on March 26, The Plan was amended and restated by the Board of Directors on July 16, 1997, to provide for limited transferability of options.

     The Plan shall remain available for the grant of options until all shares of stock available for option grants under this Plan shall have been acquired through exercise of such options or on May 3, 2004, whichever is earlier or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

5.   SHARES SUBJECT TO THE PLAN AND TO OPTIONS

     The stock subject to options authorized to be granted under the Plan shall consist of 340,000,000 shares (as adjusted automatically by the Plan's terms effective July 13, 1997, to reflect a stock split effected in the form of a stock distribution) of the Corporation's common stock, $.001 par value ("Common Stock"), or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 7. Such shares may be authorized and unissued shares of the Corporation's common stock. All or any shares of stock subject to an option which for any reason terminates unexercised may again be made subject to an option under the Plan.

6.   GRANT, TERMS AND CONDITIONS OF OPTIONS

     Options may be granted at any time and from time to time prior to the termination of the Plan to those key employees of Intel who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of Intel's operations. However, no Participant shall be granted options in any year to purchase a number of shares of the Corporation's Common Stock in excess of one percent (1%) of the number of shares of the Corporation's common stock outstanding on January 1, 1994.

     Options may be granted to non-employee directors as follows. The number of shares subject to each option grant to non-employee directors, or the formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such options shall be specified from time to time by the Board of Directors. Subject to adjustment pursuant to Section 7, the maximum number of shares of Common Stock subject to options granted under this Plan to any person on account of his or her service as a non-employee director from the date of his or her election or appointment as a director until the date of the next regular annual stockholders' meeting shall not exceed 5,000. All options granted to non-employee directors will be non-qualified stock options.

     No Participant or optionholder shall have any rights as a stockholder with respect to any shares of stock subject to option hereunder until said shares have been issued. Option grants may be evidenced by a written stock option agreement and/or such other written arrangements as may be approved from time to time by the Committee. Each option grant will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to this Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of Intel's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and must contain and be subject to the following terms and conditions:

     (a)  Price:
          -----   The purchase price under each option granted to
          employees shall be established by the Committee. In no event will the option price be less than 100% of the fair market value of the stock on the date of grant, except as otherwise provided in accordance with subsection (g) below. The option price must be paid in full at the time of the exercise. The price may be paid in cash, cash equivalents or secured notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Corporation, by the surrender of shares of common stock owned by the optionee exercising the option and having a fair market value on the date of exercise equal to the option price or in any combination of the foregoing.

     (b)  Duration and Exercise or Termination of Option:
          ----------------------------------------------   Each option
          granted to an employee shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of not more than ten (10) years from the grant date. An employee's stock option may provide for accelerated exercisability in the event of the employee's death, Disablement or Retirement or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the employee's service.

          Unless the Board of Directors specifies otherwise, each option granted to a non-employee director will become fully exercisable beginning one year from the date on which the option was granted. If the Board of Directors has provided for periodic option grants to all non-employee directors, then when a non-employee director is elected by the Board of Directors to begin serving as director on a date not coincident with a grant date for such options, that director will be granted an initial non-employee director option as of the date of the first meeting of the Board of Directors at which he or she serves as director for a number of shares calculated on a pro-rata basis, based on the number of months remaining until the next regular grant of options to non-employee directors.

     (c)  Suspension or Termination of Option:
          -----------------------------------   If at any time (including
          after a notice of exercise has been delivered) the Chief
          Executive Officer, President, Chief Operating Officer, Vice President for Human Resources, General Counsel or any of their designees (any such person, an "Authorized Officer") reasonably believes that a Participant or other optionholder, other than a non-employee director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant's or optionholder's rights to exercise any option pending a determination of whether an act of misconduct has been committed. If the Board of Directors or an Authorized Officer determines a Participant or other optionholder, other than a non-employee director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Intel rules resulting in loss, damage or injury to Intel, or if a Participant or other optionholder makes an unauthorized disclosure of any Intel trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Intel customer to breach a contract with Intel or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant or optionholder nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors or an Authorized Officer shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors. For any Participant who is an "executive officer" for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the determination of the Board of Directors or of the Authorized Officer shall be subject to the approval of the Committee.

     (d)  Termination of Non-Employee Director's Service:
          ----------------------------------------------   Subject to Section
          6(b) and unless the Board of Directors specifies otherwise, upon the termination of the Participant's service as a non-employee director, his or her rights to exercise an option then held shall be only as follows:

          (1)  Death.
               -----   Upon the death of a non-employee director while
               in service as a non-employee director of Intel, the non-employee director's rights will be exercisable by his or her estate or beneficiary at any time during the twelve months next succeeding the date of death. The number of shares exercisable by the estate or beneficiary will be the total number of unexercised shares under the non-employee director's option on the date of his or her death. If a non-employee director should die within thirty (30) days of his or her termination of service as a non-employee director with Intel, an option will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such option was exercisable as of the date of such termination. A non-employee director's estate shall mean his or her legal representative or other person who so acquires the right to exercise the option.

          (2)  Disablement.
               -----------   Upon the Disablement of a non-employee
               director, any option which he or she holds, whether or not exercisable on the date of Disablement, may be exercised after the date of the Disablement within twelve (12) months.

          (3)  Retirement.
               ----------   Upon Retirement of a non-employee director,
               the non-employee director's rights to non-qualified stock options which he or she holds, whether or not otherwise exercisable on the date of Retirement, may be exercised at any time during the twelve (12) months after Retirement.

          (4)  Other Reasons.
               -------------   Upon termination of a non-employee director's
               service as a non-employee director for any reason other than those stated above, the non-employee director may, within ninety days following such termination exercise the option to the extent such option was exercisable on the date of termination.

     (e)  Transferability of Option:
          -------------------------   Unless otherwise provided by the Committee
          and subject to the establishment of procedures by the Committee, each option shall be transferable only:

          (1)  by will or the laws of descent and distribution, or

          (2) in case of an option which is not an incentive stock option, by gift to the Immediate Family, partnerships whose only partners are the Participant or members of the Immediate Family, limited liability companies whose only shareholders are the Participant or members of the Immediate Family, and trusts established solely for the benefit of the Participant or members of the Immediate Family.

          The transferees described in this subsection (e) of Section 6 shall be referred to as "Permitted Transferees".

          Options are transferable only to the extent the options are exercisable at the time of transfer. Any purported assignment, transfer or encumbrance that does not qualify under subsections (1) and (2) above shall be void and unenforceable against the Corporation.

          The terms of stock options granted pursuant to this Plan shall apply to the beneficiaries, executors and administrators of the Participant and to Permitted Transferees (including the beneficiaries, executors and administrators of Permitted Transferees), including the right to agree to any amendment of the applicable option agreement, except that options transferred to Permitted Transferees shall not be transferable except by will or the laws of descent and distribution.

     (f)  Modification or Assumption of Options:
          -------------------------------------   The Committee may modify,
          extend or assume outstanding options (whether granted by Intel or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price.

     (g)  Conditions and Restrictions Upon Securities Subject to Options:
          --------------------------------------------------------------
          Subject to the express provisions of the Plan, the Committee may provide that the shares of Common Stock issued upon exercise of an option shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise (including the actual or constructive surrender of Common Stock already owned by the Participant or optionholder). The Committee may establish rules for the deferred delivery of Common Stock upon exercise of an option with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Unless the Committee specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Corporation. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Committee. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is so settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 7. Any Stock Units that are settled after the holder's death shall be distributed to the holder's designated beneficiary(ies) or, if none was designated, the holder's estate.

     (h)  Other Terms and Conditions:
          --------------------------   Options may also contain such other
          provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in Intel's employ or service nor limit in any way Intel's right to terminate his or her employment or service at any time.

7.   ADJUSTMENT OF AND CHANGES IN THE STOCK

     (a) In the event that the shares of Common Stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Corporation shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of common stock of the Corporation theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Corporation shall so be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Corporation, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

     (b) No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 7. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Corporation to each Participant or optionholder which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

     (c)  Any other provision hereof to the contrary notwithstanding (except
          Section 6(b)) in the event Intel is a party to a merger or other reorganization, outstanding options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

8.   LISTING OR QUALIFICATION OF STOCK

     In the event that the Board of Directors determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

9.   ADMINISTRATION AND AMENDMENT OF THE PLAN

     The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of Intel, who shall be appointed by the Board of Directors. The Board shall fill vacancies and may from time to time remove or add members. All members of the Committee will be "non-employee directors" as defined in Rule 16b-3 under the Exchange Act and "outside directors" as defined under Section 162(m) of the Code, but in each case only when required to exempt any grant intended to qualify for an exemption under such provisions. Notwithstanding the foregoing, unless otherwise restricted by the Board of Directors, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of Intel (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant options under the Plan to Participants, to determine all terms of such options, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

     Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Participants (as defined in Section 3 hereof), to which of such Participants, if any, an option shall be granted hereunder and the timing of any such option grants; (c) to determine the number of shares of Common Stock subject to an option and the exercise or purchase price of such shares; (d) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an option; (e) to waive conditions to and/or accelerate exercisability of an option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Corporation) or otherwise in its discretion; (f) to prescribe and amend the terms of option grants made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and (h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation.

     All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, shall be final and binding on all Participants and optionholders. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

     The Board of Directors may amend or terminate the Plan as desired, without further action by the Corporation's stockholders except to the extent required by applicable law.

     Notwithstanding the above, the provisions of Section 6 relating to non-employee directors may not be amended more than once every six months, except to comply with changes to the Code or the rules thereunder.

10.  TIME OF GRANTING OPTIONS

     The effective date of each option granted hereunder shall be the date on which the grant was made. Within a reasonable time thereafter, Intel will deliver the option to the Participant.

11.  WITHHOLDING

     To the extent required by applicable federal, state, local or foreign law, a Participant or optionholder shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. The Corporation shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.